As filed with the Securities and Exchange Commission on July 14, 2011
Registration Statement No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

VENTRUS BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	20-8729264
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No. )

99 Hudson Street, 5th Floor
New York, New York 10013
(646) 706-5208
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

_____________________

Russell H. Ellison, M.D.
Chief Executive Officer
Ventrus Biosciences, Inc.
99 Hudson Street, 5th Floor
New York, New York 10013
(646) 706-5208
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_____________________

Copies to:

Alexander M.  Donaldson, Esq.
W.  David Mannheim, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000
Facsimile: (919) 781-4865
Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Telephone: (617) 951-7000 Facsimile: (617) 951-7050
_____________________

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-174747

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $0.001 par value per share (2)(3)	$4,600,000.00	$535.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(3)	Includes shares of common stock that may be issued pursuant to the exercise of a 30-day option granted by the registrant to the underwriters to cover over-allotments, if any.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of shares of common stock which may be issued by us by registering an additional $4,600,000 of our common stock, $0.001 par value per share. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (Registration Number 333-174747), as amended, declared effective on July 13, 2011, including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item16.  Exhibits.

(a)           The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of EisnerAmper LLP.

23.3	Consent of Wyrick Robbins Yates & Ponton LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereto).
_____________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 13, 2011.

VENTRUS BIOSCIENCES, INC.

Date: July 13, 2011	By:	/s/ Russell H. Ellison
Name: Russell H. Ellison
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Russell H. Ellison and David J. Barrett, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell H. Ellison	Chief Executive Officer (Principal Executive Officer) and Director	July 13, 2011
Russell H. Ellison

/s/David J. Barrett	Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2011
David J. Barrett

/s/ Mark Auerbach	Director	July 13, 2011
Mark Auerbach

/s/ Joseph Felder	Director	July 13, 2011
Joseph Felder

/s/ Myron Z. Holubiak	Director	July 13, 2011
Myron Z. Holubiak

/s/ Thomas Rowland	Director	July 13, 2011
Thomas Rowland